    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                  TO FORM S-4*

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                              DATAWORKS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                ---------------

               California                                 33-0209937
      (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)               Identification Number)

                    5910 Pacific Center Boulevard, Suite 300
                               San Diego, CA 92121
                    (Address of principal executive offices)

                                ---------------

                    Options Assumed By DataWorks Corporation
                          Originally Granted Under the
                             Interactive Group, Inc.
                           1995 Stock Option Plan and
          1997 Nonstatutory Stock Option Plan (the "Interactive Plans")
                        and Outside the Interactive Plans
                            (Full title of the plans)

                                ---------------

                                Stuart W. Clifton
                 Chairman, President and Chief Executive Officer
                              DATAWORKS CORPORATION
                    5910 Pacific Center Boulevard, Suite 300
                           San Diego, California 92121
                     (Name and address of agent for service)

                                ---------------

                                 (619) 546-9600
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Frederick T. Muto, Esq.
                              Thomas A. Coll, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                               San Diego, CA 92121
                                 (619) 550-6000

                                ---------------

*  See Explanatory Note following this cover page.

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES          AMOUNT TO         OFFERING PRICE            AGGREGATE          REGISTRATION
      TO BE REGISTERED          BE REGISTERED        PER SHARE(1)         OFFERING PRICE(1)          FEE
---------------------------------------------------------------------------------------------------------------
  Common Stock, no par value    407,750 shares            (1)                    (1)                 (1)

  Common Stock, no par value     13,641 shares         $23.4375              $319,710.93            $94.31
===============================================================================================================

(1) Registration fee with respect to these Shares was previously paid in connection with the filing of Registrant's Registration Statement on Form S-4 (File No. 333-33451) which was declared effective August 20, 1997. See Explanatory Note below.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant's Common Stock on February 5, 1998 as reported on the Nasdaq National Market.



                                EXPLANATORY NOTE

     DataWorks Corporation (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-33451), effective August 20, 1997 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 421,391 shares of Common Stock, no par value, of the Registrant (the "Common Stock") issuable in connection with the Interactive Group, Inc. 1995 Stock Option Plan, the Interactive Group, Inc. 1997 Nonstatutory Stock Option Plan (collectively, the "Plans") and options granted by Interactive Group, Inc. outside of the Plans (the "Non-Plan Options").

     On September 29, 1997, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of July 31, 1997 (the "Merger Agreement"), Interactive Group, Inc. ("Interactive") became a wholly owned subsidiary of the Registrant (the "Merger"). As provided in the Merger Agreement, each outstanding share of common stock, $.001 par value, of Interactive ("Interactive Common Stock") was converted into the right to receive .8054 shares of the Registrant's Common Stock.

     Pursuant to the Merger Agreement, Interactive and the Registrant have taken such actions as are necessary such that Interactive Common Stock is no longer issuable under the Plans and the Non-Plan Options. Instead, the Registrant's Common Stock will be issuable under the Plans and upon exercise of Non-Plan Options in such amounts and at such prices as adjusted pursuant to the Plans, the Non-Plan Options and the Merger Agreement.

     This Registration Statement relates to the 407,750 shares of the Registrant's Common Stock registered on the Form S-4, plus an additional 13,641 shares of the Registrant's Common Stock which have not been registered, that will not be issued in the Merger and that are issuable with respect to the Plans and the Non-Plan Options.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, the Registrant's Proxy Statement for the 1997 Annual Meeting of Shareholders filed pursuant to Rule 14a-6 of the Exchange Act, the Registrant's Prospectus/Joint Proxy Statement dated August 22, 1997, the Registrant's Registration Statement on Form S-4 (No. 333-33451) filed on August 12, 1997, the Registrant's Current Report on Form 8-K dated July 31, 1997, the Registrant's Current Report on Form 8-K dated September 29, 1997, the Registrant's Current Report on Form 8-K dated February 3, 1998 and the description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed on September 20, 1995, each as filed by the Registrant with the Commission, are hereby incorporated by reference in this registration statement except as superseded or modified herein. All documents subsequently filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Amended and Restated Articles of Incorporation include provisions to eliminate the personal liability of its directors to the fullest extent permitted by Section 204(a)(10) under the General Corporation Law of California (the "California Law"). In addition, the Registrant's Bylaws include provisions that require the Registrant to indemnify its directors and executive officers to the fullest extent permitted by Section 317 of the California Law, including circumstances in which indemnification is otherwise discretionary. The Bylaws also provide the Registrant with the authority to indemnify its other officers, employees and other agents as set forth in the California Law. Pursuant to Section 317 of the California Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of a corporation, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its shareholders, for acts or omissions involving intentional misconduct or knowing and culpable violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, for improper distributions to shareholders and loans to directors and officers, or for acts or omissions by the director as an officer.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
-------     -----------------------

 3.1        Registrant's Amended and Restated Articles of Incorporation.(1)
 3.2        Registrant's Amended and Restated Bylaws.(1)

 3.3        Amendment to Bylaws.(1)
 5.1        Opinion of Cooley Godward LLP.
23.1        Consent of Ernst & Young LLP.
23.2        Consent of Price Waterhouse LLP.
23.3        Consent of Romito, Tomasetti & Associates, P.C.
23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1 Power of Attorney is contained on the signature pages to Registration Statement on Form S-4 (File No. 333-33451).
99.1 Interactive Group, Inc.'s 1995 Stock Option Plan, as amended (the "1995 Plan").(2)
99.2        Form of Incentive Stock Option under the 1995 Plan.(3)
99.3 Interactive Group, Inc.'s 1997 Nonstatutory Stock Option Plan (the "1997 Plan").(4)
99.4        Form of Nonstatutory Stock Option under the 1997 Plan.(4)

------------------

(1) Filed as an exhibit to Registrant's Registration Statement on Form SB-2 (No. 33-97022 LA) or amendments thereto and incorporated herein by reference.

(2) Filed as an exhibit to Interactive Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

(3) Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-1 (No. 33-90816) and incorporated herein by reference.

(4) Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-8 (No. 33-99440) and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents By Reference.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 11th day of February, 1998.

                                        DATAWORKS CORPORATION




                                        By: /s/ STUART W. CLIFTON*
                                           --------------------------------
                                           Stuart W. Clifton
                                           Chief Executive Officer, President
                                           and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                 TITLE                                  DATE
/s/ STUART W. CLIFTON*                  President, Chief Executive Officer,              February 11, 1998
-----------------------------------     Chairman of the Board and Director
Stuart W. Clifton                       (Principal Executive Officer)



/s/ NORMAN R. FARQUHAR                  Executive Vice President, Chief                  February 11, 1998
-----------------------------------     Financial Officer and Director
Norman R. Farquhar                      (Principal Financial Officer)



/s/ RICK E.RUSSO*                       Vice President, Finance and Secretary            February 11, 1998
-----------------------------------     (Principal Accounting Officer)
Rick E. Russo


/s/ NORMAN R. FARQUHAR*                 Director                                         February 11, 1998
-----------------------------------
Nathan W. Bell


/s/ TONY N. DOMIT*                      Director                                         February 11, 1998
-----------------------------------
Tony N. Domit


/s/ WILLIAM P. FOLEY II*                Director                                         February 11, 1998
-----------------------------------
William P. Foley II


/s/ RONALD S. PARKER*                   Director                                         February 11, 1998
-----------------------------------
Ronald S. Parker


/s/ ROY THIELE-SARDINA*                 Director                                         February 11, 1998
-----------------------------------
Roy Thiele-Sardina

                                        President, International Operations
-----------------------------------     and Director
Robert C. Vernon

* By: /s/ NORMAN R. FARQUHAR
     ------------------------------
     Norman R. Farquhar
     Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
-------     -----------------------

 3.1        Registrant's Amended and Restated Articles of Incorporation.(1)
 3.2        Registrant's Amended and Restated Bylaws.(1)
 3.3        Amendment to Bylaws.(1)
 5.1        Opinion of Cooley Godward LLP.
23.1        Consent of Ernst & Young LLP.
23.2        Consent of Price Waterhouse LLP.
23.3        Consent of Romito, Tomasetti & Associates, P.C.
23.4 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1 Power of Attorney is contained on the signature pages to Registration Statement on Form S-4 (File No. 333-33451).
99.1 Interactive Group, Inc.'s 1995 Stock Option Plan, as amended (the "1995 Plan").(2)
99.2        Form of Incentive Stock Option under the 1995 Plan.(3)
99.3 Interactive Group, Inc.'s 1997 Nonstatutory Stock Option Plan (the "1997 Plan").(4)
99.4        Form of Nonstatutory Stock Option under the 1997 Plan.(4)

------------------

(1) Filed as an exhibit to Registrant's Registration Statement on Form SB-2 (No. 33-97022 LA) or amendments thereto and incorporated herein by reference.

(2) Filed as an exhibit to Interactive Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

(3) Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-1 (No. 33-90816) and incorporated herein by reference.

(4) Filed as an exhibit to Interactive Group, Inc.'s Registration Statement on Form S-8 (No. 33-99440) and incorporated herein by reference.